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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                   ALCAN INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

           CANADA                                      NOT APPLICABLE
(Jurisdiction of incorporation)             (I.R.S. Employer Identification No.)

                           1188 SHERBROOKE STREET WEST
                            MONTREAL, QUEBEC, CANADA
                         ------------------------------
                    (Address of Principal Executive Offices)

                                     H3A 3G2
                                   ----------
                                  (Postal Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-85998
                                (If applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                          Name of each exchange on which
    to be so registered                          each class is to be registered
    -------------------                          ------------------------------
47/8% NOTES DUE 2012 TO BE                        NEW YORK STOCK EXCHANGE, INC.
  ISSUED BY ALCAN INC.

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The title of the class of securities to be registered hereunder is "4 7/8% Notes due 2012" (the "Notes"). The Notes will be issued by Alcan Inc. ("Alcan"). A description of the Notes is set forth in the Registration Statement on Form S-3 (File No. 333-85998) initially filed with the Securities and Exchange Commission on April 10, 2002 and declared effective by the Commission on May 17, 2002 (as amended, the "Registration Statement") under the caption "Description of Debt Securities" and in the Prospectus Supplement relating thereto dated September 5, 2002 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, under the captions "Description of the Notes", which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

ITEM 2.       EXHIBITS.

         1.01 The Registration Statement on Form S-3, as amended (File No. 333-85998), declared effective by the Commission on May 17, 2002, as supplemented by the Prospectus Supplement thereto dated September 5, 2002 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 is incorporated herein by reference.

         4.1 Indenture, dated as of May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to
                Exhibit 4.1 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).

         4.2 First Supplemental Indenture dated as of January 1, 1986 to the Indenture dated as of May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to
                Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).

         4.3 Second Supplemental Indenture dated as of June 30, 1989 to the Indenture dated as of May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to
                Exhibit 4.3 to the Company's Registration Statement on Form S-3 (No. 33-29761) filed with the Commission on July 7, 1989).

         4.4 Third Supplemental Indenture dated as of June 19, 1989 to the Indenture dated as of May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit (4)(a) to the Company's Current Report on Form 8-K dated July 26, 1989 filed with the Commission on July 26, 1989 (Commission File Number 1-3677)).

         4.5 Fourth Supplemental Indenture dated as of July 17, 1990 to the Indenture dated as of May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to
                Exhibit 4.5 to the Company's Registration Statement

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                on Form S-3 (No. 33-35977) filed with the Commission on July 20,
                1990).

         4.6 Fifth Supplemental Indenture dated as of January 1, 1995 to the Indenture dated May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit
                4.6 to the Company's Registration Statement on Form S-3 (No. 333-76535) filed with the Commission on April 19, 1999).

         4.7 Sixth Supplemental Indenture dated as of April 8, 2002 to the Indenture dated May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit
                4.7 to the Company's Registration Statement on Form S-3 (No. 333-85998) filed with the Commission on April 11, 2002).

         4.8 Form of Seventh Supplemental Indenture to the Indenture dated May 15, 1983 between Alcan Inc. and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-3 (No. 333-85998) filed with the Commission on April 11, 2002).

         4.9    Specimen Form of Debt Security (included in Exhibit 4.1).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 10, 2002                    ALCAN INC.

                                            By: /s/ Roy Millington
                                                -------------------
                                                  Roy Millington
                                                Corporate Secretary